Exhibit 10.1

FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) is entered into and made effective as of June 16, 2008, by and between Motive, Inc., a Delaware corporation (“Employer”), and                  (“Employee”).

A.	Employer and Employee entered into that certain Employment Agreement, dated (the “Agreement”). Capitalized terms used but not defined herein shall have the respective meanings given such terms in the Agreement.

B.	Employer and Employee desire to amend the Agreement on the terms set forth herein.

Now, therefore, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employer and Employee, Employer and Employee hereby agree to amend the Agreement as follows:

1. Paragraph 1 of the Agreement is hereby amended by deleting the first sentence in its entirety and substituting in lieu thereof the following:

This Agreement will be effective as of the Effective Date, and will remain in effect until December 31, 2008, unless earlier terminated in accordance with Section 4 or Section 5.

2. Except as modified hereby, the Agreement remains in full force and effect and is unchanged.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, Employer and Employee have executed this Amendment as of the date first written above.

EMPLOYER: MOTIVE, INC.		EMPLOYEE:

By:
Alfred T. Mockett, Chairman and CEO